UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2019

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 2, 2019, the Board of Directors (“Board”) of Karyopharm Therapeutics Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the Company’s Annual Bonus Plan (the “Plan”), which is designed to align the interests of employees and the Company’s stockholders by providing an opportunity for employees to earn cash-based annual performance bonus awards. As part of the Company’s overall compensation program, the Plan provides an annual cash bonus opportunity for eligible employees (including the Company’s executive officers meeting the eligibility criteria) based on the Company’s performance relative to corporate goals established at the beginning of the year by the Compensation Committee and the employee’s performance relative to such employee’s individual goals. The weighting assigned to corporate and individual performance components vary by level of an employee’s position in the Company. After the end of each plan year (January 1st to December 31st), corporate performance achievement is determined by the Compensation Committee and an employee’s individual performance achievement is determined by a manager or executive (or in the case of an executive officer of the Company, the Board or the Compensation Committee). In determining an employee’s individual performance achievement, qualitative factors related to the Company’s core values and individual performance may also be considered.

The terms of the Plan establish for each eligible employee a target bonus percentage, which is based on the level of the employee as of December 31 of the applicable plan year. A target bonus award for an eligible employee is determined by multiplying the target bonus percentage by the employee’s base salary and then by the quotient of the number of months of bonus eligibility divided by 12. An actual bonus award for an eligible employee is determined by multiplying the employee’s target bonus award by the weighted corporate performance achievement and weighted individual performance achievement. For each plan year, actual bonus awards will generally be paid on or before March 15th of the following year.

The Board may terminate, suspend or modify (and if suspended, may reinstate with or without modification) all or part of the Plan at any time, with or without notice to participants.

The above description of the Plan does not purport to be complete and it is qualified in its entirety by reference to the Plan, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Karyopharm Therapeutics Inc. Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: August 6, 2019	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary